Exhibit 10.3

SECOND LEASE EXTENSION AND ADDENDUM

This Second Lease Extension and Addendum (“Second Extension”) is made and entered into the 26th day of July, 2011 by and between HELF Sorrento, LLC, a California Limited Liability Company (as “Landlord”) and Optimer Pharmaceuticals, Inc. a Delaware corporation (as “Tenant”), for those certain premises known as 10110 Sorrento Valley Rd., Suite C, San Diego, CA .

This Second Lease Extension and Addendum (“Second Extension”) hereby extends and amends the Lease dated May 1, 2001 (the “Lease”) and the First Amendment to Lease dated July 1, 2011, by and between Landlord and Tenant.  Landlord and Tenant wish to modify the above referenced Lease as follows:

1.               TERM:  The term of this Second Extension shall be for Eight (8) Months and shall extend the term from December 1, 2011 through July 31, 2012.

2.               RENT:    During the Second Extension of Eight (8) Months commencing December 1, 2011 through July 31, 2012, the Base Monthly Rental rate shall remain the same rate of $66,147.76 (Sixty Six Thousand One Hundred Forty-Seven Dollars and 76/100) per month.

3.               NET LEASE:  This Lease continues to be Net Lease.  Tenant shall be responsible for their proportionate share of Common Area Operating Expenses including but not limited to taxes, insurance, common area maintenance.  Tenant’s current monthly share of Common Area Maintenance Expense is estimated at $12,749.66 (Twelve Thousand Seven Hundred Forty-Nine Dollars and 66/100) per month and is subject to an annual adjustment pursuant to the Lease.   Additionally, Tenant remains responsible for all Utilities including but not limited to Tenant’s proportionate share of Electrical Charges and Services as described and not limited to Sections 6 & 18 of the original Lease.

4.               ACCEPTANCE OF PREMISES:  Tenant continues on and accepts the Premises in its now “AS-IS” condition.  Tenant is responsible for all interior repairs and maintenance, including but not limited to, HVAC, plumbing, and electrical exclusively serving the Premises.

5.               TIME IS OF THE ESSENCE:  Both Landlord and Tenant mutually agree that time is of the essence in the execution of this Second Lease Extension And Addendum and any other extension thereof.

All other Terms and Conditions as incorporated in the Lease will remain in full force and effect.

LANDLORD:	HELF Sorrento, LLC	TENANT:	Optimer Pharmaceuticals, Inc.,
a Delaware Corporation

AGREED:		AGREED:

BY:	/s/ Frank M. Goldberg	BY:	/s/ John Prunty

Frank M. Goldberg, President		John Prunty, Chief Financial Officer

DATE:	9/14/11	DATE:	8/25/11